Snowflake Reports Financial Results for the First Quarter of Fiscal 2022

•Product revenue of $213.8 million, representing 110% year-over-year growth
•Remaining performance obligations of $1.4 billion, representing 206% year-over-year growth
•4,532 total customers
•Net revenue retention rate of 168%
•104 customers with trailing 12-month product revenue greater than $1 million

No-Headquarters/BOZEMAN, Mont. - May 26, 2021 - Snowflake (NYSE: SNOW), the Data Cloud company, today announced financial results for its first quarter of fiscal 2022, ended April 30, 2021.

Revenue for the quarter was $228.9 million, representing 110% year-over-year growth. Product revenue for the quarter was $213.8 million, representing 110% year-over-year growth. Remaining performance obligations were $1.4 billion, representing 206% year-over-year growth. Net revenue retention rate was 168% as of April 30, 2021. The company now has 4,532 total customers and 104 customers with trailing 12-month product revenue greater than $1 million. See the section titled “Key Business Metrics” for definitions of product revenue, remaining performance obligations, net revenue retention rate, total customers, and customers with trailing 12-month product revenue greater than $1 million.

"Snowflake reported strong Q1 results with triple-digit growth in product revenue, reflecting strength in customer consumption,” said Snowflake CEO Frank Slootman. "Remaining performance obligations showed a robust increase year-on-year, indicating strength in sales across the board."

First Quarter Fiscal 2022 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the first quarter of fiscal 2022:

	First Quarter Fiscal 2022 GAAP Results		First Quarter Fiscal 2022 Non-GAAP Results(1)
	Amount (millions)	Year/Year Growth
Product revenue	$213.8	110%

	Amount (millions)	Margin	Amount (millions)	Margin
Product gross profit	$141.8	66%	$154.5	72%
Operating loss	($205.6)	(90%)	($35.8)	(16%)
Net cash provided by operating activities	$21.9
Free cash flow			$12.9	6%
Adjusted free cash flow			$23.4	10%

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures, and the table titled “GAAP to Non-GAAP Reconciliations” for a reconciliation of GAAP to non-GAAP financial measures.
Note: Fiscal year ends January 31. Numbers are rounded for presentation purposes.

Financial Outlook:

Our guidance includes GAAP and non-GAAP financial measures.

The following table summarizes our guidance for the second quarter of fiscal 2022:

	Second Quarter Fiscal 2022 GAAP Guidance		Second Quarter Fiscal 2022 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$235 - $240	88 - 92%

			Margin
Operating loss			(19%)

	Amount (millions)
Weighted-average shares used to compute diluted net loss per share attributable to common stockholders - basic and diluted	297

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

The following table summarizes our guidance for the full-year fiscal 2022:

	Full-Year Fiscal 2022 GAAP Guidance		Full-Year Fiscal 2022 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$1,020 - $1,035	84 - 87%

			Margin
Product gross profit			72%
Operating loss			(17%)
Adjusted free cash flow			0%

	Amount (millions)
Weighted-average shares used to compute diluted net loss per share attributable to common stockholders - basic and diluted	299

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release. Our fiscal year ends January 31, and numbers are rounded for presentation purposes.

Conference Call Details

We will host a conference call today, beginning at 2 p.m. Pacific Time on May 26, 2021. Investors and participants can register for the call in advance by visiting http://www.directeventreg.com/registration/event/3280293. After registering, a confirmation will be sent via email, including dial-in details and unique conference call access codes required for call entry.

The call will also be webcast live on the Snowflake Investor Relations website.

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days on the Snowflake Investor Relations website.

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at https://investors.snowflake.com.

Statement Regarding Use of Non‑GAAP Financial Measures

We report the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Product gross profit and Operating income (loss). Our non-GAAP product gross profit and operating income (loss) measures exclude the effect of stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, amortization of acquired intangibles, and expenses associated with acquisitions and strategic investments. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow and Adjusted free cash flow. Free cash flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software development costs. Adjusted free cash flow is defined as free cash flow plus (minus) net cash paid (received) on payroll tax-related items on employee stock transactions. Prior to the fiscal quarter ended April 30, 2021, adjusted free cash flow was defined as free cash flow plus cash paid on only employer payroll tax-related items on employee stock transactions. Starting with the fiscal quarter ended April 30, 2021, adjusted free cash flow is defined to also exclude the effects of employee payroll tax-related items on employee stock transactions, which are generally pass-through transactions that are expected to have a net zero impact on free cash flow over time, but that may impact free cash flow in any given fiscal quarter due to differences between the time that we receive funds from our employees and the time we remit those funds to applicable tax authorities. We believe that excluding the effects of these employee payroll tax-related items will enhance stockholders' ability to evaluate our free cash flow performance, including on a quarter-over-quarter basis. The impact of excluding employee payroll tax-related items on employee stock transactions from our definition of adjusted free cash flow was not significant for the fiscal quarter ended April 30, 2021 or any prior periods. As a result, adjusted free cash flow for the fiscal quarter ended April 30, 2021 has been calculated based on the new definition, and we have not restated adjusted free cash flow measures for any prior periods. Free cash flow margin and adjusted free cash flow margin are calculated as free cash flow or adjusted free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.

Key Business Metrics

•Product Revenue. Product revenue is a key metric for us because we recognize revenue based on platform consumption, which is inherently variable at our customers’ discretion, and not based on the amount and duration of contract terms. Product revenue primarily includes compute, storage, and data transfer resources, which are consumed by customers on our platform as a single, integrated offering. Customers have the flexibility to consume more than their contracted capacity during the contract term and may have the ability to roll over unused capacity to future periods, generally on the purchase of additional capacity at renewal. Our consumption-based business model distinguishes us from subscription-based software companies that generally recognize revenue ratably over the contract term and may not permit rollover. Because customers have flexibility in the timing of their consumption, which can exceed their contracted capacity or extend beyond the original contract term in many cases, the amount of product revenue recognized in a given period is an important indicator of customer satisfaction and the value derived from our platform. Product revenue excludes our professional services and other revenue.

•Remaining Performance Obligations. Remaining performance obligations (RPO) represent the amount of contracted future revenue that has not yet been recognized, including both deferred revenue and non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods. RPO excludes performance obligations from on-demand arrangements and certain time and materials contracts that are billed in arrears. RPO is not necessarily indicative of future product revenue growth because it does not account for the timing of customers’ consumption or their consumption of more than their contracted capacity. Moreover, RPO is influenced by a number of factors, including the timing of renewals, the timing of purchases of additional capacity, average contract terms, seasonality, and the extent to which customers are permitted to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal.

•Total Customers. We count the total number of customers at the end of each period. For purposes of determining our customer count, we treat each customer account, including accounts for end-customers under a reseller arrangement, that has at least one corresponding capacity contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. For purposes of determining our customer count, we do not include customers that consume our platform only under on-demand arrangements. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

•Net Revenue Retention Rate. To calculate net revenue retention rate, we first specify a measurement period consisting of the trailing two years from our current period end. Next, we define as our measurement cohort the population of customers under capacity contracts that used our platform at any point in the first month of the first year of the measurement period. We then calculate our net revenue retention rate as the quotient obtained by dividing our product revenue from this cohort in the second year of the measurement period by our product revenue from this cohort in the first year of the measurement period. Any customer in the cohort that did not use our platform in the second year remains in the calculation and contributes zero product revenue in the second year. Our net revenue retention rate is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity. Since we will continue to attribute the historical product revenue to the consolidated contract, consolidation of capacity contracts within a customer’s organization typically will not impact our net revenue retention rate unless one of those customers was not a customer at any point in the first month of the first year of the measurement period.

•Customers with Trailing 12-Month Product Revenue Greater than $1 Million. To calculate the number of customers with trailing 12-month product revenue greater than $1 million, we count the number of customers under capacity arrangements that contributed more than $1 million in product revenue in the trailing 12 months. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

Use of Forward‑Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” The forward-looking statements contained in this release and the accompanying oral presentation are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to our business and financial performance, the effects of COVID-19 or other public health crises on our business, results of operations, and financial condition, our ability to attract and retain customers, our ability to develop new products and services and enhance existing products and services, our ability to respond rapidly to emerging technology trends, our ability to execute on our business strategy, including our strategy related to the Data Cloud, our ability to increase and predict customer consumption of our platform, our ability to compete effectively, and our ability to manage growth.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Form 10-K for the fiscal year ended January 31, 2021 and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the fiscal quarter ended April 30, 2021.

Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Except as required by law, we undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Snowflake
Snowflake enables every organization to mobilize their data with Snowflake's Data Cloud. Customers use the Data Cloud to unite siloed data, discover and securely share data, and execute diverse analytic workloads. Wherever data or users live, Snowflake delivers a single data experience that spans multiple clouds and geographies. Thousands of customers across many industries, including 187 of the 2020 Fortune 500 as of April 30, 2021, use Snowflake Data Cloud to power their businesses. Learn more at snowflake.com.

Investor Contact
Jimmy Sexton
IR@snowflake.com

Press Contact
Eszter Szikora
Press@snowflake.com

Source: Snowflake Inc.

Snowflake Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended April 30,
	2021	2020

Revenue	$228,914	$108,815
Cost of revenue	97,346	42,557
Gross profit	131,568	66,258
Operating expenses:
Sales and marketing	166,804	97,877
Research and development	109,796	33,278
General and administrative	60,563	31,506
Total operating expenses	337,163	162,661
Operating loss	(205,595)	(96,403)
Interest income	2,612	2,448
Other income (expense), net	(488)	67
Loss before income taxes	(203,471)	(93,888)
Benefit from income taxes	(251)	(244)
Net loss	$(203,220)	$(93,644)
Net loss per share attributable to common stockholders - basic and diluted	$(0.70)	$(1.72)
Weighted-average shares used to compute net loss per share attributable to common stockholders - basic and diluted	291,385,850	54,304,138

Snowflake Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30, 2021	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$644,674	$820,177
Short-term investments	3,285,751	3,087,887
Accounts receivable, net	166,337	294,017
Deferred commissions, current	35,448	32,371
Prepaid expenses and other current assets	89,126	66,200
Total current assets	4,221,336	4,300,652
Long-term investments	1,177,675	1,165,275
Property and equipment, net	77,075	68,968
Operating lease right-of-use assets	182,057	186,818
Goodwill	8,449	8,449
Intangible assets, net	29,772	16,091
Deferred commissions, non-current	89,858	86,164
Other assets	142,788	89,322
Total assets	$5,929,010	$5,921,739
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,371	$5,647
Accrued expenses and other current liabilities	116,807	125,315
Operating lease liabilities, current	20,734	19,650
Deferred revenue, current	635,086	638,652
Total current liabilities	776,998	789,264
Operating lease liabilities, non-current	179,796	184,887
Deferred revenue, non-current	3,650	4,194
Other liabilities	10,245	6,923
Stockholders’ equity	4,958,321	4,936,471
Total liabilities and stockholders’ equity	$5,929,010	$5,921,739

Snowflake Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(203,220)	$(93,644)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,684	1,522
Non-cash operating lease costs	8,509	8,125
Amortization of deferred commissions	8,316	7,226
Stock-based compensation, net of amounts capitalized	151,014	20,445
Net amortization (accretion) of premiums (discounts) on investments	13,019	(53)
Other	1,214	(175)
Changes in operating assets and liabilities:
Accounts receivable	127,179	82,701
Deferred commissions	(14,749)	(5,544)
Prepaid expenses and other assets	(54,357)	(8,946)
Accounts payable	(1,245)	(2,857)
Accrued expenses and other liabilities	(6,567)	(5,155)
Operating lease liabilities	(7,833)	(7,587)
Deferred revenue	(4,110)	(2,650)
Net cash provided by (used in) operating activities	21,854	(6,592)
Cash flows from investing activities:
Purchases of property and equipment	(6,430)	(2,033)
Capitalized internal-use software development costs	(2,480)	(2,189)
Purchases of intangible assets	(10,460)	(6,000)
Purchases of investments	(1,145,670)	(253,824)
Sales of investments	384,383	—
Maturities and redemptions of investments	516,588	92,042
Net cash used in investing activities	(264,069)	(172,004)
Cash flows from financing activities:
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	478,573
Proceeds from early exercised stock options	—	159
Proceeds from exercise of stock options	41,402	10,872
Proceeds from issuance of common stock under the employee stock purchase plan	26,398	—
Repurchases of early exercised stock options and restricted common stock	—	(30)
Payments of deferred offering costs	—	(105)
Net cash provided by financing activities	67,800	489,469
Effect of exchange rate changes on cash, cash equivalents and restricted cash	19	—
Net increase (decrease) in cash, cash equivalents and restricted cash	(174,396)	310,873
Cash, cash equivalents and restricted cash at beginning of period	835,193	141,976
Cash, cash equivalents and restricted cash at end of period	$660,797	$452,849

Snowflake Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended April 30, 2021
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation expense-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$213,830	93%
Professional services and other revenue	15,084	7%
Revenue	228,914	100%
Year over Year % Growth	110%

Cost of revenue:
Cost of product revenue	72,080	32%	$(12,168)	$(567)	$—	$59,345	26%
Cost of professional services and other revenue	25,266	11%	(12,156)	—	—	13,110	6%
Total cost of revenue	97,346	43%	(24,324)	(567)	—	72,455	32%

Gross profit (loss):
Product gross profit	141,750		12,168	567	—	154,485
Professional services and other gross profit (loss)	(10,182)		12,156	—	—	1,974
Total gross profit	131,568	57%	24,324	567	—	156,459	68%
Product gross margin	66%		6%	—%	—%	72%
Professional services and other gross margin	(68%)		81%	—%	—%	13%
Total gross margin	57%		11%	—%	—%	68%

Operating expenses:
Sales and marketing	166,804	73%	(54,245)	—	—	112,559	49%
Research and development	109,796	48%	(60,812)	(855)	—	48,129	21%
General and administrative	60,563	26%	(28,117)	(397)	(471)	31,578	14%
Total operating expenses	337,163	147%	(143,174)	(1,252)	(471)	192,266	84%
Operating loss	$(205,595)	(90%)	$167,498	$1,819	$471	$(35,807)	(16%)
Operating margin	(90%)		73%	1%	—%	(16%)

(1) Stock-based compensation expense-related charges included approximately $16.2 million of employer payroll tax-related expenses on employee stock transactions.

	Three Months Ended April 30, 2020
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation expense-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$101,817	94%
Professional services and other revenue	6,998	6%
Revenue	108,815	100%
Year over Year % Growth	149%

Cost of revenue:
Cost of product revenue	35,533	33%	$(615)	$(282)	$—	$34,636	32%
Cost of professional services and other revenue	7,024	6%	(619)	—	—	6,405	6%
Total cost of revenue	42,557	39%	(1,234)	(282)	—	41,041	38%

Gross profit (loss):
Product gross profit	66,284		615	282	—	67,181
Professional services and other gross profit (loss)	(26)		619	—	—	593
Total gross profit	66,258	61%	1,234	282	—	67,774	62%
Product gross margin	65%		1%	—%	—%	66%
Professional services and other gross margin	—%		8%	—%	—%	8%
Total gross margin	61%		1%	—%	—%	62%

Operating expenses:
Sales and marketing	97,877	90%	(6,391)	(11)	—	91,475	84%
Research and development	33,278	30%	(5,942)	—	—	27,336	24%
General and administrative	31,506	29%	(9,897)	(103)	—	21,506	20%
Total operating expenses	162,661	149%	(22,230)	(114)	—	140,317	128%
Operating loss	$(96,403)	(88%)	$23,464	$396	$—	$(72,543)	(66%)
Operating margin	(88%)		22%	—%	—%	(66%)

(1) Stock-based compensation expense-related charges included approximately $3.0 million of employer payroll tax-related expenses on employee stock transactions.

	Three Months Ended April 30,
	2021	2020

Revenue	$228,914	$108,815

GAAP net cash provided by (used in) operating activities	$21,854	$(6,592)
Less: purchases of property and equipment	(6,430)	(2,033)
Less: capitalized internal-use software development costs	(2,480)	(2,189)
Non-GAAP free cash flow	12,944	(10,814)
Add: net cash paid on payroll tax-related items on employee stock transactions	10,445	3,019
Non-GAAP adjusted free cash flow	$23,389	$(7,795)
Non-GAAP free cash flow margin	6%	(10%)
Non-GAAP adjusted free cash flow margin	10%	(7%)